                                                                     EXHIBIT 2.1








                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            ADVENTURE HOLDINGS, S.A.

                  THE SHAREHOLDERS OF ADVENTURE HOLDINGS, S.A.

                                       AND

                    TRINITY PARTNERS ACQUISITION COMPANY INC.



                           DATED AS OF MARCH 24, 2005





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                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of March 24, 2005, by and among Adventure Holdings, S.A., a corporation organized under the laws of the Republic of the Marshall Islands ("ADVENTURE"), V Capital S.A., a corporation organized under the laws of the Republic of the Marshall Islands, ("V CAPITAL"), G Bros S.A., a corporation organized under the laws of the Republic of the Marshall Islands, ("G BROS"), George D. Gourdomichalis ("G. GOURDOMICHALIS"), Stathis D. Gourdomichalis ("S. Gourdomichalis") and Ion G. Varouxakis ("VAROUXAKIS" and together with V Capital, G Bros, G. Gourdomichalis, S. Gourdomichalis and Varouxakis, and together with the permitted successors and assigns under Section 6.13 below, each an "ADVENTURE SHAREHOLDER" and collectively, the "ADVENTURE SHAREHOLDERS") and Trinity Partners Acquisition Company Inc., a corporation organized under the laws of the State of Delaware ("TRINITY").

                                   WITNESSETH:

         WHEREAS, the boards of directors of each of Trinity and Adventure believe it is in the best interests of each company and their respective stockholders that Adventure acquire Trinity through the merger of Trinity with and into Adventure (the "MERGER") and, in furtherance thereof, have approved the Merger;

         WHEREAS, pursuant to the Merger, among other things, each of the issued and outstanding shares of Trinity Capital Stock (as defined below) shall be converted into the right to receive shares of Adventure, par value $0.001 per share (the "ADVENTURE SHARES");

         WHEREAS, the parties intend that the Merger shall constitute a plan of reorganization pursuant to Section 368 of the Code (as defined below);

         WHEREAS, Trinity, on the one hand, and Adventure and the Adventure Shareholders, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:




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                                   ARTICLE I.

                                   DEFINITIONS

1.1      DEFINITIONS.

         Except as otherwise specified herein, the following terms, when used in this Agreement, have the respective meanings set forth below:

         "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such other Person.

         "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

         "CODE" means the United States Internal Revenue Code of 1986.

         "CONTROL" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "CONTROLLED" and "CONTROLLING" shall have a correlative meaning.

         "DOLLAR" or "$" means the United States Dollar.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.

         "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934.

         "EXCHANGE RATIO" means 1.0.

         "GAAP" means United States generally accepted accounting principles as in effect, from time to time, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any United States (federal, state or local) or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "KNOWLEDGE OF ADVENTURE" OR "KNOWLEDGE" with respect to Adventure means the knowledge of any of the following: (i) any of the Adventure Shareholders and
(ii) any officer or director of Adventure.



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         "KNOWLEDGE OF TRINITY" OR "KNOWLEDGE" with respect to Trinity means the knowledge of any officer or director of Trinity.

         "LAW" means any United States (federal, state or local) or foreign statute, law, ordinance, regulation, rule, code, order, judgment, injunction or decree.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, in respect of such property or asset.

         "MATERIAL ADVERSE EFFECT" means with respect to Adventure or Trinity, as applicable, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of it and its subsidiaries taken as a whole, or on its ability to consummate the transactions contemplated hereby except (i) any effect arising from this Agreement or the transactions contemplated hereby, (ii) any effect applicable generally to the industries in which Adventure and the Subsidiaries operate and
(iii) general economic or financial effects.

         "ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "PER SHARE MERGER CONSIDERATION" means for each share of Trinity Capital Stock, the right to receive consideration equal to one (1) fully paid and nonassessable Adventure Share.

         "PERSON" means any natural person, general or limited partnership, corporation, limited liability company, firm, association, trust or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933.

         "SUBSIDIARIES" means Adventure Two, S.A. and Adventure Three S.A., each of which is a "Subsidiary" and both of which are Subsidiaries of Adventure.

         "TAX" or "TAXES" means all United States (federal, state or local) or foreign income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, use, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

         "TAX RETURNS" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.



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         "TRADEMARKS" means all of those trade names, trademarks, service marks, jingles, slogans, logos, trademark and service mark registrations and trademark and service mark applications owned, used, held for use, licensed by or leased by Adventure or the Subsidiaries and the goodwill appurtenant thereto.

         "TRINITY CAPITAL STOCK" means collectively, the Trinity Common Stock and the Trinity Class B Common Stock.

1.2      OTHER DEFINED TERMS.

         Except as otherwise specified herein, the following terms have the respective meanings as defined in the Sections set forth below:

          TERM                                        SECTION
          ----                                        -------

Adventure                                             Preamble
Adventure Acquisition Transaction                      5.2(a)
Adventure Exchange Securities                           6.6
Adventure Financial Statements                          3.13
Adventure Intellectual Property                       3.15(a)
Adventure Options                                       3.3
Adventure Registration Statement                        6.2
Adventure Shareholders                                Preamble
Adventure Shares                                      Recitals
Adventure Software                                  3.15(b)(iii)
Agreement                                             Preamble
BCA                                                     2.1
Certificates                                            2.6
Closing and Closing Date                                2.2
Contracts                                              3.5(b)
DGCL                                                    2.1
Dissenting Shares                                       2.7
Effective Time                                          2.2
Employment Agreements                                   6.12
Enforceability Exception                               3.4(a)
Environmental Laws                                     3.8(c)
Exchange Act Listing                                    6.5
Exchange Agent                                         2.9(a)
Final Statements                                        3.13
Free Destiny                                         3.9(b)(1)
Free Envoy                                           3.9(b)(2)
G Bros                                                Preamble
G. Gourdomichalis                                     Preamble
Indemnified Party                                      9.3(a)
Indemnifying Party                                     9.3(a)


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Licensed Software                                   3.15(b)(ii)
Lock-Up Agreements                                     7.2(j)
Loss                                                   9.2(a)
Merger                                                Recitals
Merger Certificate                                      2.2
Notice of Claim                                        9.3(a)
Owned Software                                       3.15(b)(i)
PFIC                                                    3.21
Proxy Statement                                         6.2
S. Gourdomichalis                                     Preamble
Stock Exchange Listing                                  6.5
Surviving Corporation                                   2.1
Trinity                                               Preamble
Trinity Acquisition Transaction                        5.2(b)
Trinity Class B Common Stock                            4.2
Trinity Class W Warrants                                4.2
Trinity Class Z Warrants                                4.2
Trinity Common Stock                                    4.2
Trinity Contracts                                       4.5
Trinity Directors                                       6.4
Trinity Option                                          4.2
Trinity Financial Statements                            4.13
Trinity Permits                                         4.9
Trinity Principals                                     7.2(j)
Trinity Special Meeting                                 3.10
Trinity Stockholders' Approval                          6.4
Trinity's SEC Reports                                   4.14
Trinity Warrants                                        4.2
Varouxakis                                            Preamble
V Capital                                             Preamble
Vessels                                              3.9(b)(2)


1.3      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation;


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                  (v) words in the singular include the plural and words in the plural include the singular; and

                  (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II.

                                   THE MERGER

2.1      THE MERGER.

         Upon the terms and conditions set forth in this Agreement, and in accordance with the applicable provisions of the Marshall Islands Business Corporation Act (the "BCA") and the Delaware General Corporation Law (the "DGCL"), Trinity shall be merged with and into Adventure at the Effective Time. At the Effective Time, the separate corporate existence of Trinity shall cease, and Adventure shall continue as the surviving corporation. The surviving corporation in the Merger is sometimes referred to as the "SURVIVING CORPORATION."

2.2      CLOSING; EFFECTIVE TIME.

         The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. Eastern Standard Time at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, on the first Business Day following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and place as Trinity and Adventure shall agree (the date on which the closing occurs being the "CLOSING DATE"). On the Closing Date, the parties shall cause the Merger to be consummated by filing a Certificate of Merger or like instrument (the "MERGER CERTIFICATE") with the Registrar of Corporations of the Republic of the Marshall Islands, in accordance with the applicable provisions of the BCA (the time of acceptance by the Registrar of Corporations of such filing being referred to herein as the "EFFECTIVE TIME") and with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL.

2.3      EFFECT OF THE MERGER.

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the BCA and the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Trinity shall vest in the Surviving Corporation, and all debts, liabilities and duties of Trinity shall become the debts, liabilities and duties of the Surviving Corporation.



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2.4      ARTICLES OF INCORPORATION; BY-LAWS.

         Prior to the filing of the Adventure Registration Statement, Adventure shall amend its Articles of Incorporation and By-laws on terms reasonably satisfactory to Trinity. At the Effective Time, these amended Articles of Incorporation and By-laws shall be the Articles of Incorporation and By-laws of the Surviving Corporation.

2.5      DIRECTORS AND OFFICERS.

         The directors of the Surviving Corporation immediately after the Effective Time shall be the directors set forth in Section 2.5 of the attached Adventure Disclosure Schedule, plus such other directors as are appointed by Adventure after the date hereof, each to hold the office of director of the Surviving Corporation in accordance with the provisions of the applicable laws of the Republic of the Marshall Islands and the Articles of Incorporation and By-laws of the Surviving Corporation (as amended pursuant to Section 2.4 above) until their successors are duly qualified and elected. The officers of the Surviving Corporation immediately after the Effective Time shall be such officers as are appointed by Adventure after the date hereof, each to hold office in accordance with the provisions of the By-laws of the Surviving Corporation (as amended pursuant to Section 2.4 above).

2.6      CONVERSION OF TRINITY CAPITAL STOCK.

         Subject to Sections 2.7 and 2.9(e), each share of Trinity Capital Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, at the election of the holder thereof, the Per Share Merger Consideration. At the Effective Time, all such shares of Trinity Capital Stock converted as set forth above shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates that immediately prior to the Effective Time represented any such shares of Trinity Capital Stock (the "CERTIFICATES") shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration and certain dividends or other distributions in accordance with Section 2.9(c) upon the surrender of such Certificate, in accordance with Section 2.9(b). Each Trinity Warrant and Trinity Option issued and outstanding immediately prior to the Effective Time shall be converted into and become warrants and options in Adventure and shall be convertible into Adventure Shares as described in Section 6.6 of this Agreement.
Exhibit 2.6 lists, as of the Effective Time, the number of Adventure Shares which shall be issued to the Adventure Shareholders and any Trinity security holder pursuant to this Section 2.6 and Section 6.6 hereof, assuming that all outstanding Trinity Capital Stock and Adventure Exchange Securities (as defined in Section 6.6) are exchanged for, or converted to, Adventure Shares as contemplated by this Agreement.

2.7      APPRAISAL RIGHTS.

         To the extent required under the DGCL, notwithstanding any other provisions of this Agreement to the contrary, shares of Trinity Capital Stock that are outstanding immediately prior to the Closing and which are held by Trinity stockholders who shall not have voted in favor of the Merger or


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consented thereto in writing and who shall have demanded properly, in writing, appraisal for such shares in accordance with the applicable provisions of the DGCL (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Per Share Merger Consideration. Such Trinity stockholders shall be entitled to receive payment of the appraised value of such shares of Trinity Capital Stock held by them in accordance with the applicable provisions of the DGCL, except that all Dissenting Shares held by Trinity stockholders who failed to perfect or who have effectively withdrawn or lost their rights to appraisal of such shares of Trinity Capital Stock under the applicable provisions of the DGCL shall thereupon be deemed to have converted into and to become exchangeable, as of the expiration of the statutory notice period following the Closing, of the right to receive, without any interest thereon, the Per Share Merger Consideration, upon surrender, in the manner provided in Section 2.6 above, of the Certificate or Certificates that formerly evidenced such shares of Trinity Capital Stock. Any payments required to be made to the holders of any Dissenting Shares shall be funded by Adventure.

2.8      ANTI-DILUTION PROVISIONS.

         In the event Adventure changes (or establishes a record date for changing) the number of Adventure Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Adventure Shares and the record date therefor shall be prior to the Effective Time, the Exchange Ratio and the Per Share Merger Consideration shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

2.9      SURRENDER OF CERTIFICATES.

                  (a) EXCHANGE AGENT. As of the Effective Time, Adventure shall deposit with such bank or trust company as may be designated by Adventure and reasonably acceptable to Trinity (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Trinity Capital Stock, for exchange in accordance with this
Section 2.9, through the Exchange Agent, the Adventure Shares issuable pursuant to Section 2.6 in exchange for outstanding shares of Trinity Capital Stock. At the time of such deposit, Adventure shall irrevocably instruct the Exchange Agent to deliver the Adventure Shares to Trinity's stockholders after the Effective Time in accordance with the procedures set forth in this Section 2.9, subject to Sections 2.9(f) and (g).

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the right to receive the applicable Per Share Merger Consideration pursuant to Section 2.6, a letter of transmittal (in form and substance satisfactory to Adventure and Trinity), with instructions for use in surrendering the Certificates in exchange for the applicable Per Share Merger Consideration with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor that number of whole Adventure Shares in accordance with Section 2.9(e), together with certain dividends or other distributions in accordance with Section 2.9(c), and


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the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Trinity Capital Stock that is not registered in the transfer records of Trinity, a certificate evidencing the proper number of Adventure Shares may be issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of Adventure Shares to a person other than the registered holder of such Certificate or establish to the satisfaction of Adventure that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.9(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of Section 2.6, plus certain dividends or other distributions in accordance with Section 2.9(c).

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made with respect to Adventure Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Adventure Shares represented thereby, if any, and all such dividends and other distributions shall be paid by Adventure to the Exchange Agent, until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of whole Adventure Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Adventure Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Adventure Shares.

                  (d) NO FURTHER OWNERSHIP RIGHTS IN TRINITY CAPITAL STOCK. All certificates evidencing Adventure Shares issued (including any dividends or other distributions paid pursuant to Section 2.9(c)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Trinity Capital Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of Trinity shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Trinity Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) FRACTIONAL SHARES. No fractional shares of Adventure common stock shall be issued in the Merger. The aggregate Per Share Merger Consideration to be issued to the holder of a Certificate previously evidencing Trinity Capital Stock shall be rounded up to the nearest whole share of Adventure common stock.



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                  (f) TERMINATION OF EXCHANGE OF ADVENTURE SHARES. Any portion of the Adventure Shares (and any dividends or distributions thereon) that remain undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Adventure, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Adventure for, and, subject to Section 2.9(g), Adventure shall remain liable for payment of their claim for the Per Share Merger Consideration, certain dividends and other distributions in accordance with
Section 2.9(c).

                  (g) NO LIABILITY. Notwithstanding anything to the contrary in this Section 2.9, none of the Exchange Agent, the Surviving Corporation or any party to this Agreement shall be liable to a holder of Adventure Shares or Trinity Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) LOST, STOLEN OR DESTROYED COMPANY CERTIFICATE. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit and indemnity of that fact by the holder thereof in a form that is reasonably acceptable to the Exchange Agent, the number of Adventure Shares as required pursuant to Section 2.6; PROVIDED, HOWEVER, that Adventure may, in its reasonably commercial discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Adventure or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.10     DISSENTING SHARES AFTER PAYMENT OF FAIR VALUE.

         Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting Trinity stockholders pursuant to the DGCL, shall be cancelled.

2.11     TAX AND ACCOUNTING CONSEQUENCES.

         It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. Each party has consulted with, and is relying upon, its tax advisors and accountants with respect to the tax and accounting consequences of the Merger.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                   OF ADVENTURE AND THE ADVENTURE SHAREHOLDERS

         Adventure and the Adventure Shareholders hereby jointly and severally represent and warrant to Trinity as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Adventure Disclosure Schedule in the labeled section corresponding to the Section of the representation or warranty to which such exceptions relate):



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3.1      ORGANIZATION AND QUALIFICATION.

                  (a) Adventure has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as currently conducted. Adventure has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth in the Adventure Disclosure Schedule and to Adventure's Knowledge, such jurisdictions are the only ones in which it owns or leases properties, or conducts any business, so as to require such qualification, other than those jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Adventure and the Subsidiaries.

                  (b) Each of the Subsidiaries has been duly organized and is validly existing as a corporation under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as currently conducted. Each Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth in the Adventure Disclosure Schedule and, to the Knowledge of Adventure, such jurisdictions are the only ones in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Adventure and the Subsidiaries. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and except as described in Section 3.1(b) of the Adventure Disclosure Schedule, are fully-paid and non-assessable, and are owned by Adventure, free and clear of all Liens.

                  (c) The copies of the respective Articles of Incorporation and By-laws of Adventure and each of the Subsidiaries, as amended to date and delivered to Trinity, are true and complete copies of these documents as now in effect. The minute books of Adventure and the Subsidiaries are accurate in all material respects.

3.2      SUBSIDIARIES.

         Other than the Subsidiaries, Adventure does not hold any equity interest in any other Person. Except as described in Section 3.1(b) of the Adventure Disclosure Schedule, Adventure owns all of the issued and outstanding shares of stock of the Subsidiaries, free and clear of any Liens.

3.3      CAPITALIZATION.

                  (a) As of immediately prior to the Closing, the authorized capital stock of Adventure shall consist solely of 40,000,000 common shares, $0.001 par value, and 5,000,000 preferred shares, $0.001 par value, of which 4,500,000 common shares and no preferred shares will be issued and outstanding. All such common shares shall be owned solely by the Adventure Shareholders, will be duly authorized, validly issued and outstanding, fully paid and

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non-assessable and, will not have been issued in violation of the preemptive rights of any Person. All of the shares of V Capital and G Bros. are owned solely by G. Gourdomichalis, S. Gourdomichalis and Varouxakis, are duly authorized, validly issued and outstanding, fully paid and non-assessable and, were not issued in violation of the preemptive rights of any Person.

                  (b) The Adventure Shares to be issued upon effectiveness of the Merger and upon exercise of the Adventure Exchange Securities, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable and free of all Liens.

                  (c) There are also 950,000 shares of Adventure which are reserved for issuance upon exercise of the Adventure options and/or warrants that are outstanding on the date hereof as set forth in Section 3.3 of the Adventure Disclosure Schedule (the "ADVENTURE OPTIONS").

                  (d) The authorized capital stock of Adventure Two S.A. as of the date hereof consists solely of 500 bearer shares of common stock, no par value, all of which shares are issued and outstanding. All of such shares of common stock that are issued and outstanding are owned by Adventure, are duly authorized, validly issued and outstanding, fully paid and non-assessable and were not issued in violation of the preemptive rights of any Person.

                  (e) The authorized capital stock of Adventure Three S.A. as of the date hereof consists solely of 500 bearer shares of common stock, no par value, all of which shares are issued and outstanding. All of such shares of common stock that are issued and outstanding are owned by Adventure, are duly authorized, validly issued and outstanding, fully paid and non-assessable and were not issued in violation of the preemptive rights of any Person.

3.4      AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                  (a) Adventure has full corporate power and authority, and the Adventure Shareholders have full power and authority, to enter into this Agreement and to consummate the transactions contemplated hereby. Adventure's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Adventure and the Adventure Stockholders, and constitutes its and their valid and binding agreement, enforceable against them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles ((i) and (ii) the "ENFORCEABILITY EXCEPTION").

                  (b) All material consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any Governmental Authority having jurisdiction over Adventure or the Subsidiaries or any of their properties required for the execution and delivery by Adventure and the Adventure Stockholders of this Agreement to be duly and validly authorized have been obtained or made and are in full force and effect.

                  (c) Neither Adventure nor any of the Subsidiaries (i) is in violation of its respective Articles of Incorporation or By-laws or (ii) is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Adventure or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults of the kind referred to in clause (ii) which individually or in the aggregate are not material to Adventure and the Subsidiaries taken as a whole. The performance by Adventure and the Adventure Stockholders of their obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with its Articles of Incorporation or By-laws or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Adventure or any of the Subsidiaries is a party or by which Adventure or any of the Subsidiaries is bound or to which any of the property or assets of Adventure or any of the Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the By-laws of Adventure, as amended, or any of the Subsidiaries or any applicable Law or any Order, rule or regulation of any Governmental Authority having jurisdiction over Adventure, any of the Subsidiaries or any of their respective properties. No consent, approval, authorization, order, license, registration or qualification of or with any such Governmental Authority is required for the consummation by Adventure or the Adventure Shareholders of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained, or (ii) which individually or in the aggregate are not material to Adventure and the Subsidiaries taken as a whole.

3.5      CONTRACTS; NO DEFAULT.

                  (a) Section 3.5(a) of the Adventure Disclosure Schedule contains a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which Adventure or any of the Subsidiaries is a party that (i) involve a receipt or an expenditure by Adventure or any of the Subsidiaries or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of Adventure or any of the Subsidiaries, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments or receipts in excess of $50,000 per year or (B) is not terminable by Adventure or any of the Subsidiaries on notice of thirty (30) days or less without penalty or Adventure or any of the Subsidiaries being liable for damages of $50,000 or more, or (ii) involve an obligation for the performance of services or delivery of goods by Adventure or any of the Subsidiaries that cannot, or in reasonable probability will not, be performed within one year from the date hereof.

                  (b) All of the contracts, agreements, commitments and other instruments described in Section 3.5(a) of the Adventure Disclosure Schedule (individually, a "CONTRACT" and collectively, the "CONTRACTS") are valid and binding upon Adventure or the Subsidiaries, as applicable, and to the Knowledge of Adventure, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception, and neither Adventure nor the Subsidiaries, nor to the Knowledge of Adventure, any other party to any Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. None of the Adventure Shareholders has received any payment in violation of law from any contracting party in connection with or as an inducement for causing Adventure or any of the Subsidiaries to enter into any Contract.

3.6      LITIGATION.

         Except as set forth in Section 3.6 of the Adventure Disclosure Schedule, there are no outstanding Orders, and no legal or governmental investigations, actions, suits or proceedings pending or, to the Knowledge of Adventure and the Adventure Shareholders, threatened against or affecting Adventure or any of the Subsidiaries or any of their respective properties or to which Adventure or any of the Subsidiaries is or may be a party or to which any property of Adventure or any of the Subsidiaries is or may be the subject which, if determined adversely to Adventure or any of the Subsidiaries could individually or in the aggregate have or reasonably be expected to have, a Material Adverse Effect on Adventure and the Subsidiaries taken as a whole, and, to the best of the Knowledge of Adventure and the Adventure Shareholders, no such proceedings are threatened or contemplated by any Governmental Authorities or threatened by others.

3.7      TAXES.

                  (a) Adventure and the Subsidiaries have duly filed with the appropriate Governmental Authorities all material franchise, income and all other material Tax Returns other than Tax Returns the failure to file of which would have no Material Adverse Effect on Adventure or the Subsidiaries. All such Tax Returns were, when filed, and are accurate and complete in all material respects and were prepared in conformity with applicable Laws. Adventure and the Subsidiaries have paid or will pay in full or have adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Neither Adventure nor any Subsidiary is a party to any pending action or proceeding by any Governmental Authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted in writing against Adventure of any of the Subsidiaries that has not been paid. There are no Liens for Taxes upon the assets of Adventure or any of the Subsidiaries (other than Liens for Taxes not yet due and payable). There is no valid basis, to the Knowledge of Adventure, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Adventure or any of the Subsidiaries by any Governmental Authority.

                  (b) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other Taxes are payable by or on behalf of Trinity to the Marshall Islands or Greece or any political subdivision or Taxing Authority thereof or therein in connection with the issuance of the

Adventure Shares to the Trinity stockholders, the issuance of the Adventure Exchange Securities or the delivery by the Trinity stockholders of the Trinity Capital Stock or the delivery of the Trinity Warrants and Trinity Options by the holders thereof.

3.8      NO VIOLATION OF LAW.

                  (a) Neither Adventure nor any Subsidiary is in violation of or has been given notice or been charged with any violation of, any Law or Order (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Adventure. Neither Adventure nor any Subsidiary has received any written notice that any investigation or review with respect to it by any Governmental Authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Adventure.

                  (b) Each of Adventure and the Subsidiaries owns, possesses or has obtained, all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, other than such licenses, permits, certificates, consents, orders, approvals, other authorizations, declarations and filings which individually or in the aggregate are not material to Adventure and the Subsidiaries taken as a whole, and neither Adventure nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, and each of Adventure and the Subsidiaries is in compliance with all Laws relating to the conduct of its business as conducted as of the date hereof other than any failure to so comply that would not have a Material Adverse Effect on Adventure.

                  (c) Adventure and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, provincial, state and local Laws, including any applicable regulations and standards adopted by the International Maritime Organization, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, petroleum pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses, other approvals, authorizations and certificates of financial responsibility required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, have a Material Adverse Effect on Adventure.

                  (d) None of the transactions contemplated herein will violate any Foreign Assets Control Regulations of the United States contained in Title 31, Code of Federal Regulations, Parts 500, 505, 515 and 535.

3.9      PROPERTIES.

                  (a) Except as provided herein, Adventure and the Subsidiaries have good and marketable title to all of the assets and properties which they purport to own as reflected on the most recent balance sheet comprising a portion of the Adventure Financial Statements, or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). Adventure and the Subsidiaries have a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against it, and, to the Knowledge of Adventure, the other parties thereto in accordance with its terms, subject to the Enforceability Exception. Neither Adventure, the Subsidiaries nor, to Adventure's Knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of Adventure or the Subsidiaries is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to Adventure's Knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of Adventure or the Subsidiaries is subject to any restriction which would have a Material Adverse Effect on Adventure.

                  (b) Except as set forth in Section 3.9(b) of the Adventure Disclosure Schedule,

                  (1) Adventure Two S.A. is the sole owner of the vessel known as the "Free Destiny" (the "FREE DESTINY"), free and clear of all Liens. The Free Destiny, (i) is a diesel motor vessel having 25,321 deadweight tons, 16,282 gross tons, official number 2077 built in Bulgaria, in 1982, (ii) has been documented in the name of Adventure Two S.A. under the name "Free Destiny" pursuant to the laws of the Republic of The Marshall Islands, with its port of documentation at Majuro, Marshall Islands, (iii) has been classified LRS + 100 A1 Bulkcarrier Class 3 in Lloyds Register of Shipping and, as of the date hereof, is in class without recommendation; and (iv) is covered by hull and machinery, war risk and protection and indemnity insurance; and

                  (2) Adventure Three S.A. is the sole owner of the vessel known as the "Free Envoy" (the "FREE ENVOY" and collectively with the Free Destiny, the "VESSELS"), free and clear of all Liens. The Free Envoy, (i) is a diesel motor vessel having 26,318 deadweight tons, 15,715 gross tons, official number 2161 built in Japan, in 1984, (ii) has been documented in the name of Adventure Three S.A. under the name "Free Envoy" pursuant to the laws of the Republic of The Marshall Islands, with its port of documentation at Majuro, Marshall Islands, (iii) has been classified KRSI Bulkcarrier ESP (HC) in the Korean Register of Shipping and, as of the date hereof, is in class without recommendation; and (iv) is covered by hull and machinery, war risk and protection and indemnity insurance.

                  (c) The material equipment, fixtures and other personal property of Adventure and the Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted, except where the failure to be in such condition or repair would not have a Material Adverse Effect on Adventure.

3.10     PROXY STATEMENT.

         None of the information to be supplied by Adventure or the Adventure Shareholders for inclusion in the Proxy Statement, or in any amendments or supplements thereto, to be distributed by to the stockholders of Trinity in connection with the meeting of such stockholders (the "TRINITY SPECIAL MEETING") to vote upon this Agreement and the transactions contemplated hereby, will, at the time of the mailing of the Proxy Statement and at the time of the Trinity Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.11     LABOR MATTERS.

         Neither Adventure nor any Subsidiary is a party to any union contract or other collective bargaining agreement. Adventure and the Subsidiaries are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and Adventure and the Subsidiaries are not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the Knowledge of Adventure, any labor strike or stoppage threatened) against or affecting Adventure or the Subsidiaries. No petition for certification has been filed and is pending before any Governmental Authority with respect to any employees of Adventure or the Subsidiaries who are not currently organized.

3.12     EMPLOYEES.

         To Adventure's knowledge, no key employee or group of employees has any plans to terminate employment with Adventure or any of the Subsidiaries.

3.13     FINANCIAL STATEMENTS.

         Adventure has provided Trinity with a draft of the audited consolidated balance sheet as of December 31, 2004 and related audited consolidated statements of income, cash flows and stockholders' equity of Adventure and the Subsidiaries for the period April 23, 2004 (inception) through December 31, 2004 (collectively, the "ADVENTURE FINANCIAL STATEMENTS"). The Adventure Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of Adventure and the Subsidiaries as of the dates, period and year indicated, prepared in accordance with GAAP, and to the Knowledge of Adventure, in accordance with Regulation S-X, promulgated by the SEC, and, in particular, Rules 1-02 and 3-05 thereunder. Without limiting the generality of the foregoing, (i) as of the date of the consolidated balance sheet comprising a portion of the Adventure Financial Statements, there was no material debt, liability or obligation of any nature not reflected or reserved against in the Adventure Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP, and (ii) there are no assets of Adventure or the Subsidiaries, the value of which (in the reasonable judgment of Adventure) is materially overstated in the Adventure Financial Statements. Except as disclosed therein or in Section 3.13 of the Adventure Disclosure Schedule or as incurred in the ordinary course of business since December 31, 2004, Adventure has no known material contingent liabilities (including liabilities for Taxes) other than as contemplated hereunder or in connection herewith. Adventure is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives." There will not be any material adverse change to Adventure's final audited consolidated balance sheet as of December 31, 2004 and related audited consolidated statements of income, cash flows and stockholders' equity of Adventure and the Subsidiaries for the period April 23, 2004 (inception) through December 31, 2004 (the "FINAL STATEMENTS"). Adventure shall provide Trinity with true, correct and complete copies of the Final Statements as soon as they have been prepared.

3.14     ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as set forth in Section 3.14 of the Adventure Disclosure Schedule or in connection with this Agreement and the transactions contemplated hereby, since December 31, 2004 there has not been:

                  (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Adventure;

                  (b) any material damage, destruction or loss of any material properties of Adventure and the Subsidiaries, whether or not covered by insurance, which would have a Material Adverse Effect on Adventure;

                  (c) any material change in the manner in which the business of the Company has been conducted, which would have a Material Adverse Effect on Adventure;

                  (d) any material change in the treatment and protection of trade secrets or other confidential information of Adventure and the Subsidiaries, which would have a Material Adverse Effect on Adventure; and

                  (e) any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which Adventure has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Adventure.

3.15     INTELLECTUAL PROPERTY; SOFTWARE.

                  (a) Section 3.15(a) of the Adventure Disclosure Schedule sets forth a complete and correct list in all material respects of all patents, Trademarks, copyright registrations, and applications therefor, applicable to or used in the business of Adventure and the Subsidiaries, together with a complete list of all licenses granted by or to Adventure and the Subsidiaries with respect to any of the above (collectively, "ADVENTURE INTELLECTUAL PROPERTY").

To Adventure's Knowledge, all Adventure Intellectual Property is owned by Adventure or one of the Subsidiaries, free and clear of all Liens, except where the failure to own or use such Adventure Intellectual Property would not have a Material Adverse Effect on Adventure, or is used by Adventure or one of the Subsidiaries pursuant to valid licenses. To Adventure's Knowledge, neither Adventure nor any of the Subsidiaries is currently in receipt of any notice of any violation or infringement of, and neither Adventure nor any of the Subsidiaries is knowingly violating or infringing in any material respect, the rights of others in, or to any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

                  (b) (i) Except as set forth on Schedule 3.15(b)(i) of the Adventure Disclosure Schedule, Adventure or one of the Subsidiaries has title to all material computer software owned by Adventure or one of the Subsidiaries (other than "off-the-shelf" software not customized for its use ("OWNED SOFTWARE")) free and clear of all Liens. Except as set forth in Section 3.15(b)(i) or (ii) of the Adventure Disclosure Schedule, the Owned Software is not dependent on any Licensed Software in order to operate fully in the manner in which it is intended. The source code of any Owned Software has not been published or knowingly disclosed to any other parties, except pursuant to contracts requiring such other parties to keep the source code of any Owned Software confidential.

                      (ii) Section 3.15(b)(ii) of the Adventure Disclosure Schedule sets forth a list of the agreements which require the payment of license fees, rents, royalties or other charges by Adventure or the Subsidiaries with respect to all material software (other than "off-the-shelf" software that has not been customized for its use) under which Adventure or a Subsidiary is a licensee, lessee or otherwise has obtained the right to use (the "LICENSED SOFTWARE"). Adventure or a Subsidiary, as applicable, has the right and license to use, sublicense, modify and copy Licensed Software, free and clear of any limitations or encumbrances, except as may be set forth in Section 3.15(b)(ii) of the Adventure Disclosure Schedule or in the agreements referenced therein. Adventure and the Subsidiaries are in material compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on Section 3.15(b)(ii) of the Adventure Disclosure Schedule, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. Neither Adventure nor any Subsidiary has published or knowingly disclosed any Licensed Software to any other party except, in the case of Licensed Software which it leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. As of the date hereof, to the Adventure's knowledge, no party to whom Adventure or a Subsidiary has disclosed Licensed Software has breached such obligation of confidentiality.

                      (iii) The Owned Software and Licensed Software constitute all software used in the business of Adventure (collectively, the "ADVENTURE SOFTWARE"). To the best of Adventure's Knowledge, the transactions contemplated herein will not cause a breach or default under any license, lease or similar agreement relating to Adventure Software or impair the ability of Trinity and Adventure to use Adventure Software subsequent to the Effective Time in the same manner as Adventure Software is currently used by Adventure. Adventure is not knowingly infringing in any material respect any intellectual property rights of any other person or entity with respect to Adventure Software, and, except as set forth in Section 3.15(b)(iii) of the Adventure Disclosure Schedule, to Adventure's Knowledge, no other person or entity is infringing any intellectual property rights of Adventure with respect to the Adventure Software.

3.16     BUSINESS LOCATIONS.

         Except as set forth in Section 3.16 of the Adventure Disclosure Schedule, neither Adventure nor the Subsidiaries own or lease real property in any state or country. Neither Adventure nor any Subsidiary has any executive offices or places of business except as otherwise set forth on the Adventure Disclosure Schedule.

3.17     COMPENSATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

         Section 3.17 of the Adventure Disclosure Schedule contains a true and complete list showing (a) the names of all directors and officers of Adventure and (b) the names of all salaried persons whose aggregate compensation for purposes of Tax reporting from Adventure in the fiscal year ended December 31, 2004 was, or in the year ending December 31, 2005 is expected to be $50,000 or more per year.

3.18     DIVIDENDS AND DISTRIBUTIONS.

         All dividends and other distributions declared and payable on the shares of capital stock of the Subsidiaries may under the current Laws of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Marshall Islands and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other Tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any Governmental Authority in, the Republic of the Marshall Islands.

3.19     RELATED TRANSACTIONS.

         Except as set forth in Section 3.19 of the Adventure Disclosure Schedule, no relationship, direct or indirect, exists between or among Adventure or either of the Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of Adventure or either of the Subsidiaries on the other hand. Since the date of its incorporation, Adventure has not, directly or indirectly, including through any Subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.

3.20     INVESTMENT COMPANY.

         Adventure is not an "investment company' or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940.

3.21     PASSIVE FOREIGN INVESTMENT COMPANY.

         To Adventure's best Knowledge, it does not believe it is a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the Code, and does not believe it is likely to become a PFIC.

3.22     INSURANCE.

         Adventure and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and in accordance with standard industry practice in the businesses in which they are engaged. Neither Adventure nor any such Subsidiary has received any notice from any insurance company that any insurance policy has been canceled or that such insurance company intends to cancel any such policy. Neither Adventure nor any such Subsidiary has reason to believe that Adventure and each Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. As soon as practicable following the execution of this Agreement, Adventure will supplement the Adventure Disclosure Schedule setting forth each type of insurance maintained by Adventure, and with respect to each such insurance, the name of the insurer, the amount of coverage, the amount of premiums and the expiration date of each insurance policy.

3.23     FUNDS.

         Neither Adventure nor any of the Subsidiaries, nor any director, shareholder, officer, agent, employee or other person associated with or acting on behalf of Adventure or any of the Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.24     DISCLOSURE CONTROLS.

         Adventure has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to Adventure, including the Subsidiaries, is made known to Adventure's principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Proxy Statement; (ii) have been evaluated for effectiveness as of the date of this Agreement; and (iii) are effective in all material respects to perform the functions for which they were established.

3.25     ABSENCE OF MATERIAL WEAKNESSES.

         Based on the evaluation of its internal controls over financial reporting, Adventure is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Adventur"s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting.

3.26     BOOKS, RECORDS AND ACCOUNTS.

         Adventure's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Adventure and the Subsidiaries, and to the Knowledge of Adventure, the system of internal accounting controls of Adventure is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.27     BROKERS AND FINDERS.

         Except for Poseidon Capital Corp., Adventure has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

3.28     ACQUISITION OF SHARES IN ADVENTURE.

         Each Adventure Shareholder is an "accredited investor," within the meaning of Rule 501(a) of Regulation D, promulgated under the Securities Act. Each Adventure Shareholder acquired his shares in Adventure in a transaction exempt from the registration requirements of the Securities Act. Each Adventure Shareholder acknowledges and agrees that for so long as is required by applicable United States Law, a legend shall be placed on each certificate of shares, instrument or document evidencing any of the shares owned by such Adventure Shareholder substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT

         BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         Notwithstanding anything to the contrary contained herein, the Adventure Shareholders and their respective Affiliates may, collectively and, among them as they shall mutually agree, pledge or hypothecate up to an aggregate of 750,000 of their shares in Adventure to banks or other financial institutions to collateralize bona fide personal borrowings.

3.29     NO OMISSIONS OR UNTRUE STATEMENTS.

         No representation or warranty made by Adventure or the Adventure Shareholders to Trinity in this Agreement, the Adventure Disclosure Schedule or in any certificate of an Adventure Shareholder or an Adventure officer required to be delivered to Trinity pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF TRINITY

         Trinity hereby represents and warrants to Adventure and the Adventure Shareholders as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Trinity Disclosure Schedule in the labeled section corresponding to the Section of the representation or warranty to which such exceptions relate):

4.1      ORGANIZATION AND QUALIFICATION.

         Trinity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Trinity has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section 4.1 of the Trinity Disclosure Schedule, and to Trinity's Knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by Trinity or the nature of the business conducted by Trinity makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on Trinity. The copies of the Certificate of Incorporation and By-laws of Trinity, as amended to date and delivered to the Adventure Shareholders, are true and complete copies of these documents as now in effect. The minute books of Trinity are accurate in all material respects.

4.2      CAPITALIZATION.

         The authorized capital stock of Trinity as of the date hereof consists of 20,000,000 shares of common stock, $0.0001 par value per share (the "TRINITY COMMON STOCK"), of which 287,600 shares are issued and outstanding; 2,000,000 shares of Class B common stock, $0.0001 par value per share (the "TRINITY CLASS B COMMON STOCK"), of which 1,495,000 shares are issued and outstanding; and 5,000 shares of preferred shares, $0.0001 par value, none of which are outstanding. In addition, Trinity has reserved 280,000 shares of Trinity Common Stock and 130,000 shares of Trinity Class B Common Stock for issuance pursuant to the exercise of an option (the "TRINITY OPTION") sold to the representative of the underwriters in Trinity's initial public offering. Furthermore, there are authorized, issued and outstanding 1,828,750 Class W Warrants (the "TRINITY CLASS W WARRANTS") and 1,828,750 Class Z Common Stock Purchase Warrants (the "TRINITY CLASS Z WARRANTS" and, collectively with the Trinity Class W Warrants, the "TRINITY WARRANTS") providing for the issuance, upon exercise, of a like number of shares of Trinity Common Stock. The Trinity Class W Warrants and the Trinity Class Z Warrants are each exercisable at $5.00 per share and are each callable for redemption by Trinity upon the occurrence of certain events specified therein. All of the outstanding securities of Trinity are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person. All of the outstanding securities of Trinity, including the Trinity Common Stock, the Trinity Class B Common Stock and the Trinity Warrants, were issued in compliance with all applicable securities laws. No shares of capital stock are held in the treasury of Trinity. Other than as stated in this Section 4.2, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon Trinity, to purchase or otherwise acquire any shares of capital stock of Trinity or other securities of Trinity. Except as stated in this Section 4.2, there are no outstanding securities convertible or exchangeable, actually or contingently, into shares of Trinity Common Stock or other securities of Trinity. At the Effective Time, Trinity shall have approximately $7,350,000 but not less than $7,000,000 in cash or cash equivalents after giving effect to (a) the payment or accrual on or prior to the Effective Time of all expenses incurred by Trinity, including, but not limited to, the fees and expenses of Trinity's attorneys, accountants and investment bankers (including HCFP/Brenner Securities) LLC, and (b) any payments to be made to dissenting Trinity stockholders, in connection with the transactions contemplated by this Agreement.

4.3      SUBSIDIARIES.

         Trinity has no subsidiaries. Trinity does not hold any equity interest in any other Person.

4.4      AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                  (a) Trinity has full corporate power and authority to enter into this Agreement and, subject to the Trinity Stockholders' Approval, to consummate the transactions contemplated hereby. Trinity's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Trinity Stockholders' Approval which will be solicited in accordance with Section 6.2 hereof. This Agreement has been duly and validly executed and delivered by Trinity, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exception.

                  (b) Trinity's execution and delivery of this Agreement does not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of its properties or assets under any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-laws, (ii) subject to obtaining the Trinity Stockholders' Approval, any Law or Order, injunction, writ, permit or license of any Governmental Authority applicable to it or any of its properties or assets, or
(iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that do not, in the aggregate, have a Material Adverse Effect on Trinity.

                  (c) Except for the filing and clearance of preliminary proxy materials with the SEC pursuant to the Exchange Act, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for Trinity's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on Trinity.

4.5      CONTRACTS LISTED; NO DEFAULT.

         All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments and understandings, written or oral, connected with or relating in any respect to the present or future operations of Trinity are, with the exception of this Agreement and the transactions contemplated hereby, described in Trinity's SEC Reports and listed as exhibits thereto (the "TRINITY CONTRACTS"). The Trinity Contracts are valid and binding upon Trinity, and to Trinity's Knowledge, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception and neither Trinity, nor to Trinity's Knowledge, any other party to any Trinity Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the Knowledge of Trinity, no stockholder of Trinity has received any payment in violation of law from any contracting party in connection with or as an inducement for causing Trinity to enter into any Trinity Contract.

4.6      LITIGATION.

         There is no (i) claim, action, suit or proceeding pending or, to Trinity's Knowledge, threatened against or directly relating to Trinity before any Governmental Authority, or (ii) outstanding Order, or application, request or motion therefor, of any Governmental Authority in a proceeding to which Trinity or any of its assets was or is a party except, in the case of clauses
(i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude Trinity's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on Trinity.

4.7      TAXES.

         Trinity has duly filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it other than Tax Returns which the failure to file would have no Material Adverse Effect on Trinity. All such Tax Returns were, when filed, and are accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Trinity has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Trinity is not a party to any pending action or proceeding by any Governmental Authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Trinity that has not been paid. There are no Tax Liens upon the assets of Trinity (other than Liens for Taxes not yet due and payable). There is no valid basis, to Trinity's Knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Trinity by any Governmental Authority.

4.8      EMPLOYEE PLANS.

         Trinity has no employee benefit plans as defined in Section 3(3) of ERISA nor any employment agreements.

4.9      NO VIOLATION OF LAW.

         Trinity is not in violation of and has not been given notice or been charged with any violation of, any Law, or Order, (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Trinity. Trinity has not received any written notice that any investigation or review with respect to it by any Governmental Authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Trinity. Trinity has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on Trinity (collectively, the "TRINITY PERMITS"). Trinity (a) has duly and timely filed all reports and other information required to be filed with any Governmental Authority in connection with the Trinity

Permits, and (b) is not in violation of the terms of any of the Trinity Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on Trinity.
Section 4.9 of the Trinity Disclosure Schedule contains a list of the Trinity Permits.

4.10     PROPERTIES.

         Trinity has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Trinity Financial Statements or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). Trinity has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against Trinity, and, to the knowledge of Trinity, the other parties thereto in accordance with its terms, subject to the Enforceability Exception. Neither Trinity nor, to Trinity's Knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of Trinity is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of Trinity, has any such condemnation, expropriation or taking been proposed. None of the material assets of Trinity is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

4.11     PROXY STATEMENT.

         None of the information to be supplied by Trinity for inclusion in the Proxy Statement or in any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and at the time of the Trinity Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.12     BUSINESS.

         Trinity, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business. Trinity has no employees.

4.13     FINANCIAL STATEMENTS.

         The financial statements of Trinity (collectively, the "TRINITY FINANCIAL STATEMENTS") included in Trinity's SEC Reports present fairly, in all material respects, the financial position and results of operations of Trinity as of the respective dates, years and periods indicated, prepared in accordance with GAAP, applied on a consistent basis, and to the Knowledge of Trinity, in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 thereunder (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material to Trinity). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Trinity as of the date of the most recent balance sheet comprising a portion of the Trinity Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Trinity Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of Trinity, the value of which (in the reasonable judgment of Trinity) is materially overstated in the Trinity Financial Statements. Except as disclosed therein or as incurred in the ordinary course of business since December 31, 2004, Trinity has no known material contingent liabilities (including liabilities for Taxes). Trinity is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

4.14     TRINITY'S SEC REPORTS.

         The Trinity Common Stock has been registered under Section 12 of the Exchange Act on Form 8-A. Since its inception, Trinity has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including but not limited to reports on Form 10-K and Form 10-Q, and Trinity will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Closing Date (all such reports, registration statements and documents, including its Form 8-A, filed or to be filed with the SEC, including Trinity's initial registration statement relating to the Trinity Common Stock, and the Trinity Warrants, with the exception of the Proxy Statement, are collectively referred to as "TRINITY'S SEC REPORTS"). As of their respective dates, Trinity's SEC Reports complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Trinity has provided to the Adventure Shareholders a true and complete copy of all of Trinity's SEC Reports filed on or prior to the date hereof, and will promptly provide to the Adventure Shareholders a true and complete copy of any such reports filed after the date hereof and prior to the Closing Date. Neither Trinity nor any of its respective directors or officers is the subject of any investigation, inquiry or proceeding before the SEC or any state securities commission or administrative agency.

4.15     OTC BULLETIN BOARD.

         Each of the Trinity Common Stock, Trinity Class B Common Stock, Trinity Class W Warrants and Trinity Class Z Warrants are quoted on the OTC Bulletin Board under the respective symbols "TPQCA", "TPQCB", TPQCW and "TPQCL," and Trinity is in compliance in all respects with all rules and regulations of the National Association of Securities Dealers, Inc. applicable to Trinity and to the inclusion for quotation of such securities on the OTC Bulletin Board.

4.16     ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Since December 31, 2004 there has not been:

                  (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Trinity;

                  (b) any material damage, destruction or loss of any material properties of Trinity, whether or not covered by insurance;

                  (c) any change in the manner in which the business of Trinity has been conducted;

                  (d) any material change in the treatment and protection of trade secrets or other confidential information of Trinity; and

                  (e) any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which Trinity has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Trinity.

4.17     BOOKS, RECORDS AND ACCOUNTS.

         Trinity's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Trinity, and to the Knowledge of Trinity, the system of internal accounting controls of Trinity is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.18     DISCLOSURE CONTROLS.

         Trinity has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to Trinity is made known to Trinity's principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Proxy Statement; (ii) have been evaluated for effectiveness as of the date of this Agreement; and (iii) are effective in all material respects to perform the functions for which they were established.

4.19     ABSENCE OF MATERIAL WEAKNESSES.

         Based on the evaluation of its internal controls over financial reporting, Trinity is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Trinit"s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting.

4.20     BROKERS AND FINDERS.

         Except for HCFP/Brenner Securities LLC, Trinity has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

4.21     NO OMISSIONS OR UNTRUE STATEMENTS.

         No representation or warranty made by Trinity to Adventure or the Adventure Shareholders in this Agreement, the Trinity Disclosure Schedule or in any certificate of a Trinity officer required to be delivered to Adventure or the Adventure Shareholders pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

                                   ARTICLE V.

                     CONDUCT OF BUSINESS PENDING THE MERGER

5.1      CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME.

         Each of Trinity, the Adventure Shareholders and Adventure, as applicable, hereby covenants and agrees as follows (and the Adventure Shareholders covenant and agree to cause Adventure to comply with such covenants and agreements), from and after the date of this Agreement and until the Effective Time, except as specifically consented to in writing by the other party or as set forth in Section 5.1 of the respective Disclosure Schedules:

                  (a) It shall conduct its business in the ordinary and usual course of business and consistent with past practice;

                  (b) It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

                  (c) It shall not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, provided, however, that it may issue shares upon exercise of outstanding options, warrants or stock purchase rights;

                  (d) It shall not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take or fail to take any action which action or failure to take action would cause it or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for Tax purposes as a result of the consummation of the Merger, (iii) make any acquisition of any material assets (except in the ordinary course of business) or businesses, (iv) sell any material assets (except in the ordinary course of business) or businesses, or
(v) enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (e) It shall use reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

                  (f) It shall confer on a regular basis with one or more representatives of the other to report on material operational matters and the general status of ongoing operations; and

                  (g) It shall file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act.

5.2      NO SOLICITATION.

                  (a) Adventure and the Adventure Shareholders agree that, prior to the Effective Time or the termination or abandonment of this Agreement, that neither Adventure nor Adventure's Shareholders shall, and shall not give authorization or permission to any of Adventure's directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Adventure or any of the Subsidiaries, acquisition of all or any substantial portion of the assets or capital stock of Adventure or any of the Subsidiaries or inquiries or proposals concerning or which may reasonably be expected to lead to any of the foregoing (an "ADVENTURE ACQUISITION TRANSACTION") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than Trinity or its Affiliates) with respect to any Adventure Acquisition Transaction or enter into any agreement, arrangement or understanding requiring

Adventure or the Adventure Shareholders to abandon, terminate or fail to consummate the Merger or any other transaction expressly contemplated by this Agreement, or contemplated to be a material part thereof. Adventure or the Adventure Shareholders shall advise Trinity in writing of any BONA FIDE inquiries or proposals relating to any Adventure Acquisition Transaction within one business day following receipt by Adventure or any of the Adventure Shareholders of any such inquiry or proposal. Adventure or the Adventure Shareholders shall also promptly advise any person seeking an Adventure Acquisition Transaction that it is bound by the provisions of this Section 5.2(a).

                  (b) Trinity agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, Trinity shall not give authorization or permission to any of its directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Trinity, acquisition of all or any substantial portion of the assets or capital stock of Trinity, or inquiries or proposals which may reasonably be expected to lead to any of the foregoing (a "TRINITY ACQUISITION TRANSACTION") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than the Adventure Shareholders) with respect to any Trinity Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction expressly contemplated by this Agreement, or contemplated to be a material part thereof. Trinity shall advise the Adventure Shareholders in writing of any BONA FIDE inquiries or proposals relating to a Trinity Acquisition Transaction, within one business day following Trinity's receipt of any such inquiry or proposal. Trinity shall also promptly advise any person seeking a Trinity Acquisition Transaction that it is bound by the provisions of this Section 5.2(b).

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

6.1      ACCESS TO INFORMATION.

         Each of Trinity and Adventure shall afford to the other and the other's accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of it and, during such period, shall furnish promptly (a) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement or which may have a Material Adverse Effect on it and (b) such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to Trinity, Adventure or the Adventure Shareholders, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence, except that Trinity and the Adventure Shareholders, as applicable, may disclose such information as may be required under applicable Law or as may be necessary in connection with the preparation of the Proxy Statement. Each party shall promptly advise the others, in writing, of any change or the occurrence of any event after the date of this Agreement and prior to the Effective Time having, or which, insofar as can reasonably be foreseen, in the future would reasonably be expected to have, any Material Adverse Effect on Adventure or Trinity, as applicable.

6.2      ADVENTURE REGISTRATION STATEMENT.

                  (a) Adventure covenants and agrees to file with the SEC as soon as shall be reasonably practicable following the date of this Agreement (provided Trinity shall have supplied Adventure with the Proxy Statement to be included therein), at its sole cost and expense, a registration statement on Form F-1/F-4 or comparable form (the "ADVENTURE REGISTRATION STATEMENT") which shall include a joint proxy statement/prospectus (the "PROXY STATEMENT") relating to the solicitation of the Trinity Stockholders' Approval of, and covering the issuance of the Adventure Shares in, the Merger, the Adventure Exchange Securities and the shares of Adventure common stock underlying the Adventure Exchange Securities. Adventure shall use all reasonable best efforts to have the Adventure Registration Statement declared effective by the SEC as promptly as practicable thereafter. Adventure shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Adventure Shares and the Adventure Exchange Securities in the Merger. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Adventure Registration Statement or the Proxy Statement will be made by Adventure, without providing Trinity a reasonable opportunity to review and comment thereon. Adventure will advise Trinity, promptly after it receives notice thereof, of the time when the Adventure Registration Statement has become effective or any supplement or amendment has been filed to the Adventure Registration Statement or the Proxy Statement, the issuance of any stop order, the suspension of the qualification of Adventure Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Adventure Registration Statement, the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Trinity or Adventure, or any of their respective Affiliates, officers or directors, should be discovered by Trinity or Adventure which should be set forth in an amendment or supplement to any of the Adventure Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Trinity.

                  (b) Trinity and Adventure shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preparation and filing of the Adventure Registration Statement and the Proxy Statement and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement.

6.3      SEC FILINGS BY TRINITY.

         Trinity shall file with the SEC, as soon as reasonably practicable following the filing of the Adventure Registration Statement, any document required to be filed by it in connection with the Merger and the Trinity Stockholders' Approval contemplated by this Agreement, including, without limitation, any documents required under the SEC's Regulation 14A.

6.4      STOCKHOLDERS' APPROVAL.

         Trinity shall use its reasonable best efforts to obtain Trinity Class B stockholder approval and adoption (including having less than 20% of Trinity Class B stockholders exercise their conversion rights) (collectively, the "TRINITY STOCKHOLDERS' APPROVAL") of this Agreement and the transactions contemplated hereby, as soon as practicable in accordance with applicable Delaware law and the Trinity Bylaws following the date upon which the Adventure Registration Statement is declared effective by the SEC. Trinity shall, through its board of directors, recommend to the holders of Trinity Common Stock approval of this Agreement and the transactions contemplated by this Agreement. Lawrence Burstein, James Scibelli, David Buckel and Theodore Kesten (the "TRINITY DIRECTORS"), in their capacities as members of the board of directors of Trinity but subject to their fiduciary duty to the stockholders of Trinity, in connection with the solicitation of proxies pursuant to the Proxy Statement, shall unanimously recommend the approval and adoption of the Merger and this Agreement by the stockholders of Trinity.

6.5      STOCK EXCHANGE LISTING/EXCHANGE ACT LISTING.

         Trinity and Adventure shall each use its reasonable best efforts to file, at or before the Effective Time, authorization for listing of the Adventure Shares and the Adventure Exchange Securities on the NASDAQ SmallCap Market, The American Stock Exchange Inc. or, if permissible, the NASDAQ National Market (the "STOCK EXCHANGE LISTING"). In addition, Adventure shall, as soon as reasonably practicable, file a registration statement under the Exchange Act and use its reasonable best efforts to cause the SEC to declare such registration statement effective with respect to the listing of the Adventure Shares issued in the Merger, the Adventure Exchange Securities and the shares of Adventure common stock underlying the Adventure Exchange Securities (the "EXCHANGE ACT LISTING").

6.6      TRINITY WARRANTS AND TRINITY OPTIONS.

         At the Effective Time, Adventure shall assume each Trinity Warrant and Trinity Option in accordance with the terms of the agreement under which it was issued and all rights with respect to Trinity Capital Stock under each Trinity Warrant and Trinity Option then outstanding shall be converted into and become warrants and options in Adventure (the "ADVENTURE EXCHANGE SECURITIES"). Accordingly, after the Effective Time, each holder of Adventure Exchange Securities at the time of exercise sh all receive a number of Adventure Shares (rounded up to the nearest whole share) equal to the number of shares of Trinity Common Stock subject to such Trinity Warrant or Trinity Option immediately prior to the Effective Time multiplied by the Exchange Ratio at an exercise price per Adventure Share (rounded up to the nearest whole cent) equal to the exercise price in effect prior to the Effective Time divided by the Exchange Ratio. The Adventure Exchange Securities shall contain the same terms, conditions and restrictions that were applicable to the Trinity Warrants and Trinity Options. Prior to the Effective Time, Adventure shall take all necessary action to assume as of the Effective Time all obligations undertaken by Adventure under this
Section 6.6, including the reservation, issuance and listing of a number of Adventure Shares at least equal to the number of Adventure Shares subject to the assumed Trinity Warrants and Trinity Options.

6.7      AGREEMENT TO COOPERATE.

         Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the Trinity Stockholders' Approval; and provided that nothing in this Section 6.7 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

6.8      PUBLIC STATEMENTS.

         The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby. Trinity shall not issue any such press release or any other public statement with respect to this Agreement or the transactions contemplated hereby absent the prior written consent of the Adventure Shareholders (which consent shall not be unreasonably withheld or delayed), except that such prior written consent shall not be required if, in the reasonable judgment of Trinity based upon the advice of counsel, seeking and obtaining prior written consent would prevent the timely dissemination of such release or statement in violation of the Exchange Act or other applicable Law or Order.

6.9      CORRECTIONS TO THE PROXY STATEMENT AND THE ADVENTURE REGISTRATION
         STATEMENT.

         Prior to the Closing Date, each of Adventure and the Adventure Shareholders and Trinity shall correct promptly any information provided by it to be used specifically in the Proxy Statement and the Adventure Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement and the Adventure Registration Statement so as to correct the same and to cause appropriate dissemination thereof to the stockholders of Trinity, to the extent required by applicable Law.

6.10     DISCLOSURE SUPPLEMENTS.

         From time to time prior to the Closing Date, and in any event immediately prior to the Closing Date, each of Trinity, Adventure and the Adventure Shareholders shall promptly supplement or amend its Disclosure Schedule with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate. Notwithstanding the foregoing, if any such supplement or amendment discloses a Material Adverse Effect, the conditions to the other party's obligations to consummate the Merger set forth in Article VII hereof shall be deemed not to have been satisfied.

6.11     POST-CLOSING BOARD OBSERVATION RIGHTS.

         For a period of one (1) year following the Closing Date, the Trinity Directors shall have the right to send a representative to observe each meeting of the board of directors of Adventure. Absent his illness or unavailability, Larry Burstein shall be the designated representative for such purpose. During such period, such representative shall be provided by Adventure with written notice of each such meeting sufficiently in advance thereof to permit attendance thereat, and an agenda and minute thereof. Adventure shall reimburse such representative for his reasonable out-of-pocket expenses incurred in connection with his attendance at each such meeting, including, but not limited to, the cost of transportation, lodging and food.

6.12     EMPLOYMENT AGREEMENTS.

         Each of G. Gourdomichalis, S. Gourdomichalis and Varouxakis shall enter into employment agreements with Adventure on terms reasonably satisfactory to Trinity (the "EMPLOYMENT AGREEMENTS").

6.13     ASSIGNMENT BY ADVENTURE SHAREHOLDERS.

         The parties hereby agree that V Capital and G Bros may transfer and assign all but not less than all of their shares in Adventure each to another company prior to the filing of the Adventure Registration Statement, provided that with respect to any such company (a) one or more of G. Gourdomichalis, S.

Gourdomichalis and Varouxakis are the sole registered and beneficial shareholders of such company and (b) at least ten (10) days' prior written notice shall have been given to Trinity. In the case of any such permitted transfer and assignment, the transferee or assignee shall execute a counterpart signature page to this Agreement, shall be an Adventure Shareholder for all purposes of this Agreement, shall be deemed to have made all of the representations, warranties and covenants of an Adventure Shareholder hereunder and shall have all the rights and obligations of an Adventure Shareholder under this Agreement.

                                  ARTICLE VII.

                                   CONDITIONS

7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER.

         The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Trinity shall have obtained the Trinity Stockholders' Approval;

                  (b) The Adventure Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

                  (c) The Adventure Shares issuable to Trinity's stockholders, the Adventure Exchange Securities and the stock issuable upon exercise thereof shall have been approved for the Stock Exchange Listing and the Exchange Act Listing, subject to any notice of issuance or similar requirement.

                  (d) No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents or materially burdens the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

                  (e) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Governmental Authority, which would prevent or materially burden the consummation of the Merger;

                  (f) All consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time without any material limitations or conditions.

7.2 CONDITIONS TO OBLIGATIONS OF ADVENTURE AND THE ADVENTURE SHAREHOLDERS TO EFFECT THE MERGER.

         Unless waived by the Adventure Shareholders, the obligation of the Adventure Shareholders to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) Trinity shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Trinity contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects other than as modified) on and as of (i) the date made and (ii) the Closing Date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and Adventure and the Adventure Shareholders shall have received a certificate of the president of Trinity to that effect;

                  (b) Adventure shall have received an opinion from Seward & Kissel LLP, counsel to Trinity, dated the Closing Date, in form and substance reasonably satisfactory to Adventure, which shall include, among other things, an opinion that there will not be any recognition of gain to Trinity or Trinity stockholders upon consummation of the Merger;

                  (c) Adventure shall have received a "comfort" letter from J.H. Cohn LLP, independent public accountants for Trinity, dated the date of the Proxy Statement and the Closing Date (or such other date reasonably acceptable to Adventure) with respect to certain financial statements of Trinity and other related financial information included in the Proxy Statement in customary form;

                  (d) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to Trinity, the likelihood of which was not previously disclosed to Adventure and the Adventure Shareholders by Trinity in the Trinity Disclosure Schedule or contemplated by this Agreement and Trinity shall have engaged in no business activity since the date of its incorporation other than conducting a public offering of its securities and, thereafter, seeking to effect a merger or similar business combination with an operating business;

                  (e) Adventure shall have received a certificate from the corporate Secretary of Trinity, together with a certified copy of the resolutions duly authorized by Trinity's board of directors authorizing the Merger and, if applicable, the transactions contemplated by this Agreement;

                  (f) Adventure shall have received a certificates of good standing for Trinity from the Secretary of State of the State of Delaware dated as of a date that is within five (5) days of the Closing Date;

                  (g) Trinity shall have furnished to the Adventure Shareholders such additional certificates and other customary closing documents as Adventure and the Adventure Shareholders may have reasonably requested as to any of the conditions set forth in this Section 7.2;

                  (h) At the Effective Time, Trinity shall have approximately $7,350,000 but not less than $7,000,000 in cash or cash equivalents after giving effect to (a) the payment or accrual on or prior to the Effective Time of all expenses incurred by Trinity, including, but not limited to, the fees and expenses of Trinity's attorneys, accountants and investment bankers (including HCFP/Brenner Securities) LLC, and (b) any payments to be made to dissenting Trinity stockholders, in connection with the transactions contemplated by this Agreement;

                  (i) At Closing, the Trinity capitalization shall be unchanged from that set forth in Section 4.2 (other than to reflect issuances, if any, of Trinity Common Stock upon exercises prior to the Effective Time of Trinity's Class W Warrants and/or Trinity Class Z Warrants);

                  (j) Adventure and the Adventure Shareholders shall have received a letter agreement signed by each officer and director of Trinity (collectively, the "TRINITY PRINCIPALS"), in form and substance satisfactory to Adventure, the Adventure Shareholders and Trinity ("LOCK-UP AGREEMENTS");

                  (k) Adventure and the Adventure Shareholders shall have received written resignations from each of Trinity's directors and officers and which resignations, by their respective terms, shall become effective immediately prior to the Effective Time;

                  (l) Trinity shall have conducted the operation of its business in material compliance with all applicable Laws and all approvals required of Trinity under applicable law to enable Trinity to perform its obligations under this Agreement shall have been obtained; and

                  (m) All corporate proceedings of Trinity in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to the Adventure Shareholders by or on behalf of Trinity pursuant to this Agreement shall be reasonably satisfactory to Adventure and the Adventure Shareholders and their counsel.

7.3      CONDITIONS TO OBLIGATIONS OF TRINITY TO EFFECT THE MERGER.

         Unless waived by Trinity, the obligations of Trinity to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

                  (a) Adventure and the Adventure Shareholders shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Adventure and the Adventure Shareholders contained in this

Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects, other than as modified) on and as of (i) the date made and (ii) the Closing Date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and Trinity shall have received a Certificate of each of the Adventure Shareholders and of the president of Adventure to that effect;

                  (b) Trinity shall have received an opinion from Broad and Cassel, dated the Closing Date, in form and substance reasonably satisfactory to Trinity;

                  (c) Trinity shall have received a "comfort" letter from PriceWaterhouseCoopers LLP, independent certified public accountants for Adventure, dated the date of the Proxy Statement and the Closing Date (or such other date reasonably acceptable to Trinity) with respect to certain financial statements of Adventure and other related financial information included in the Proxy Statement in customary form;

                  (d) Trinity shall have received:

                            (1) A Certificate of Ownership and Encumbrance
                 issued by the Office of the Maritime Administrator, Republic of the Marshall Islands, dated not more than five (5) Business Days prior to the Closing, confirming that Adventure Two S.A. is the owner of the Free Destiny free and clear of any Lien other than as disclosed in Section 3.9(b) of the Adventure Disclosure Schedule;

                            (2) A Certificate of Ownership and Encumbrance
                 issued by the Office of the Maritime Administrator, Republic of the Marshall Islands, dated not more than five (5) Business Days prior to the Closing, confirming that Adventure Three S.A. is the owner of the Free Envoy free and clear of any Lien other than as disclosed in Section 3.9(b) of the Adventure Disclosure Schedule;

                            (3) A certificate by Lloyds dated not more than ten
                 (10) Business Days prior to the Closing, to the effect that the Free Destiny is in class without overdue recommendation;

                            (4) A certificate by the Korean Register of Shipping
                 dated not more than ten (10) Business Days prior to the Closing, to the effect that the Free Envoy is in class without overdue recommendation; and

                            (5) Facsimile advice, dated the Closing Date, from
                 one or more protection and indemnity insurance clubs for the effect that each of the Vessels is or are entered therein, as applicable, as of that date.

                  (e) At Closing, Adventure's capitalization shall be unchanged from that as set forth in Section 3.3;

                  (f) Trinity shall have received a certificate of the corporate Secretary of Adventure together with a certified copy of the resolutions duly authorized by the board of directors and Adventure Shareholders authorizing the Merger and the transactions contemplated by this Agreement;

                  (g) Trinity shall have received a certificate of good standing for Adventure from the Registrar of Corporations of the Republic of the Marshall Islands dated as of a date that is within five (5) days of the Closing Date;

                  (h) Adventure and the Adventure Shareholders shall have furnished to Trinity such additional certificates and other customary closing documents as Trinity may have reasonably requested as to any of the conditions set forth in this Section 7.3;

                  (i) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to Adventure, the likelihood of which was not previously disclosed to Trinity by Adventure and the Adventure Shareholders;

                  (j) Trinity shall have received Lock-Up Agreements from each Adventure Shareholder;

                  (k) The Employment Agreements shall have been executed;

                  (l) Adventure, V Capital and G Bros (or their permitted transferees or assignees under Section 6.13 above), Adventure Two S.A and Adventure Three S.A. shall have each amended their respective Articles of Incorporation and By-laws on terms reasonably satisfactory to Trinity, including, but not limited to, removing any ability of such company to issue bearer shares, and such documents shall be in full force and effect;

                  (m) Adventure shall be the sole registered and beneficial shareholder of Adventure Two S.A. and Adventure Three S.A.;

                  (n) V Capital and G Bros (or their permitted transferees or assignees under Section 6.13 above) shall be the sole registered and beneficial shareholders of Adventure;

                  (o) ONE OR MORE OF G. Gourdomichalis, S. Gourdomichalis and Varouxakis shall be the sole registered and beneficial shareholders of V Capital and G Bros (or their permitted transferees or assignees under Section 6.13 above);

                  (p) All corporate proceedings of Adventure and the Adventure Shareholders in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates and other documents delivered to Trinity by or on behalf of Adventure and the Adventure Shareholders pursuant to this Agreement shall be in substantially the form called for hereunder or otherwise reasonably satisfactory to Trinity and its counsel.

                                 ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

8.1      TERMINATION.

         This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of Trinity:

                  (a) by mutual consent in writing of Trinity and the Adventure Shareholders;

                  (b) unilaterally upon written notice by Trinity to the Adventure Shareholders upon the occurrence of a Material Adverse Effect with respect to Adventure, the likelihood of which was not previously disclosed to Trinity in writing by the Adventure Shareholders prior to the date of this Agreement;

                  (c) unilaterally upon written notice by the Adventure Shareholders to Trinity upon the occurrence of a Material Adverse Effect with respect to Trinity, the likelihood of which was not previously disclosed to the Adventure Shareholders in writing by Trinity prior to the date of this Agreement;

                  (d) unilaterally upon written notice by Trinity to the Adventure Shareholders in the event a material breach of any material representation or warranty of Adventure or the Adventure Shareholders contained in this Agreement (unless such breach shall have been cured within ten (10) days after the giving of such notice by Trinity), or the willful failure of Adventure or the Adventure Shareholders to comply with or satisfy any material covenant or condition of Adventure or the Adventure Shareholders contained in this Agreement;

                  (e) unilaterally upon written notice by the Adventure Shareholders to Trinity in the event of a material breach of any material representation or warranty of Trinity contained in this Agreement (unless such breach shall have been cured by Trinity within ten (10) days after the giving of such notice by the Adventure Shareholders), or Trinity's willful failure to comply with or satisfy any material covenant or condition of Trinity contained in this Agreement, or if Trinity fails to obtain the Trinity Stockholders' Approval; or

                  (f) unilaterally upon written notice by either Trinity or the Adventure Shareholders to the other if the Merger is not consummated for any reason not specified or referred to in the preceding provisions of this Section
8.1 by the close of business on July 31, 2005.

8.2      EFFECT OF TERMINATION.

         In the event of termination of this Agreement by either Trinity or the Adventure Shareholders, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either Adventure and the Adventure Shareholders or Trinity (except as set forth in the penultimate sentence of Section 6.1 (with respect to confidential and nonpublic information) and Section 8.5, which shall survive such termination). Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

8.3      AMENDMENT.

         This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

8.4      WAIVER.

         At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8.5      EXPENSES.

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as otherwise specifically provided for herein.

                                  ARTICLE IX.

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

9.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The respective representations, warranties, obligations, agreements and promises of the parties contained in this Agreement and in any exhibit, schedule, certificate or other document delivered pursuant to this Agreement, shall survive for a period of one year following the Closing Date.

9.2      INDEMNIFICATION BY ADVENTURE AND ADVENTURE SHAREHOLDERS.

                  (a) Adventure and each Adventure Shareholder hereby agrees to indemnify and hold harmless Trinity and the Trinity stockholders (in the aggregate, in proportion to each such Trinity stockholder's ownership of the capital stock of Adventure, on a fully diluted basis) and each of their Affiliates and their respective fiduciaries, directors, officers, controlling persons, representatives and agents against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses and costs of investigation) (a "LOSS") arising, directly or indirectly, out of or in connection with (i) any breach of any representation or warranty of Adventure or the Adventure Shareholders contained in this Agreement, or (ii) any breach of any covenant or agreement of Adventure or the Adventure Shareholders contained in this Agreement.

                  (b) Trinity hereby agrees to indemnify and hold harmless Adventure and the Adventure Shareholders (in the aggregate, in proportion to each such Adventure Shareholder's ownership of the capital stock of Adventure, on a fully diluted basis) and each of their Affiliates and their respective fiduciaries, directors, officers, controlling persons, representatives and agents against and hold them harmless from any Loss arising, directly or indirectly, out of or in connection with (i) any breach of any representation or warranty of Trinity contained in this Agreement, or (ii) any breach of any covenant or agreement of Trinity contained in this Agreement.

9.3      THIRD-PARTY CLAIMS.

                  (a) If any party entitled to be indemnified hereunder (an "INDEMNIFIED PARTY") receives notice of the assertion of any claim in respect of Losses, such Indemnified Party shall give the party who may become obligated to provide indemnification hereunder (the "INDEMNIFYING PARTY") written notice describing such claim or fact in reasonable detail (the "NOTICE OF CLAIM") promptly (and in any event within ten (10) Business Days after receiving any written notice from a third party). The failure by the Indemnified Party to timely provide a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Party of any liability, except to the extent that the Indemnifying Party is prejudiced by the Indemnified Party's failure to provide timely notice hereunder.

                  (b) In the event any Indemnifying Party notifies the Indemnified Party within ten (10) Business Days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof: (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party; (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest); (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party which consent shall not be unreasonably withheld; and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, and, in a settlement or compromise which does not involve only the payment of money by the Indemnifying Party, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld.

                  (c) In the event the Indemnifying Party does not notify the Indemnified Party within ten (10) Business Days after the Indemnified Party has received a Notice of Claim that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party shall have the right, subject to the provisions of this Article IX, to undertake the defense, compromise or settlement of such claim for the account of the Indemnifying Party. Unless and until the Indemnifying Party assumes the defense of any claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advance that, in the event it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Article IX.

                  (d) In the event that the Indemnifying Party undertakes the defense of any claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

                                   ARTICLE X.

                               GENERAL PROVISIONS

10.1     NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (effective upon delivery), sent by a reputable overnight courier service for next business day delivery (effective the next business day) or sent via facsimile (effective upon receipt of the telecopy in complete, readable form) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to Trinity to:

                  Trinity Partners Acquisition Company, Inc.
                  245 Fifth Avenue
                  New York, New York 10016
                  Attention: President
                  FAX: (212) 582-3293

                  with a copy to:

                  Seward & Kissel LLP
                  One Battery Park Plaza
                  New York, New York 10004
                  Attention: Derick W. Betts, Esq.
                  FAX: (212) 480-8421

         (b)      If to Adventure Holdings S.A. or to the Adventure
                  Shareholders, to:

                  c/o Adventure Holdings, S.A.
                  93 Akti Miaouli
                  Piraeus, Greece
                  FAX:  +30-210-429010

                  with a copy to:

                  Broad and Cassel
                  201 S. Biscayne Boulevard
                  Suite 300
                  Miami, Florida 33131
                  Attention:  A. Jeffry Robinson, Esq.
                  FAX:  (305) 995-6402


10.2     INTERPRETATION.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.3     MISCELLANEOUS.

         This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including without limitation that certain letter of intent dated January 10, 2005 between Trinity, Adventure and the Adventure Shareholders); (ii) shall not be assigned by contract, operation of law or otherwise, and any attempt to do so shall be void, except that the rights and obligations of the Adventure Shareholders hereunder shall be assigned to any transferee or assignee permitted under Section 6.13 above; and
(iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

10.4     SUBMISSION TO JURISDICTION.

         Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in The City of New York and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan in The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any matter set forth in this Agreement, and each of the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or

Federal court. Adventure and the Adventure Shareholders hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Adventure and the Adventure Shareholders irrevocably consent to the service of any and all process in any action or proceeding by the delivery of copies of such process to it at its notice address in Section 10.1. Adventure and the Adventure Shareholders agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.5     WAIVER OF JURY TRIAL.

         THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

10.6     COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one fully executed original.

10.7     BENEFITS OF AGREEMENT.

         Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the stockholders of Trinity, any benefit or any legal or equitable right, remedy or claim under this Agreement, except that the holders of Trinity Capital Stock on the Closing Date shall be third party beneficiaries of Article IX of this Agreement and (ii) the Trinity Principals shall be third party beneficiaries of
Section 6.3 and Article IX of this Agreement.

10.8     PARTIES IN INTEREST.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in
Section 10.7 of this Agreement.

10.9     CAPTIONS.

         The captions of sections and subsections of this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

         IN WITNESS WHEREOF, Trinity, Adventure and the Adventure Shareholders have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   TRINITY PARTNERS ACQUISITION
                                   COMPANY, INC.


                                   By: /s/ Lawrence Burstein
                                      ----------------------------------
                                         Name: Lawrence Burstein
                                         Title: President

                                   ADVENTURE HOLDINGS, S.A.


                                   By: /s/ George D. Gourdomichalis
                                      ----------------------------------
                                         Name: George D. Gourdomichalis
                                         Title: President

                                   V CAPITAL S.A.


                                   By: /s/ Ion G. Varouxakis
                                      ----------------------------------
                                         Name: Ion G. Varouxakis
                                         Title: President

                                   G BROS S.A.


                                   By: /s/ George D. Gourdomichalis
                                      ----------------------------------
                                         Name: George D. Gourdomichalis
                                         Title: President


                                   /s/ George D. Gourdomichalis
                                   -------------------------------------
                                   George D. Gourdomichalis


                                  /s/ Stathis D. Gourdomichalis
                                  --------------------------------------
                                   Stathis D. Gourdomichalis


                                  /s/ Ion G. Varouxakis
                                  --------------------------------------
                                  Ion G. Varouxakis


                                      S-1